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              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

                                    EXHIBIT C

                              LETTER OF TRANSMITTAL

                               Regarding Units in

              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 24, 2008

                       THIS LETTER OF TRANSMITTAL MUST BE
                       RECEIVED BY UMB FUND SERVICES, INC.
                              BY JANUARY 26, 2009.

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
         AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON JANUARY 26, 2009,
                          UNLESS THE OFFER IS EXTENDED.

               Complete This Letter Of Transmittal And Return To:

              Hatteras Multi-Strategy TEI Institutional Fund, L.P.
                           c/o UMB Fund Services, Inc.
                                  P.O. Box 1623
                            Milwaukee, WI 53201-1623

                      Attention: Tender Offer Administrator
                              Phone: (800) 504-9070
                               Fax: (816) 860-3138


                        Letter of Transmittal Page 1 of 4

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              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

Ladies and Gentlemen:

     The undersigned hereby tenders to Hatteras Multi-Strategy TEI Institutional Fund, L.P., a closed-end, non-diversified, management investment company organized as a limited partnership under the laws of the State of Delaware (the "Fund"), some or all of the limited partnership units in the Fund (the "Units") held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated December 24, 2008 (the "Offer"), receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells to the Fund the Units tendered pursuant to this Letter of Transmittal. The undersigned warrants that it has full authority to sell the Units tendered hereby and that the Fund will acquire good title to the Units, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Units are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

     The undersigned recognizes that under certain circumstances set out in the Offer, the Fund may not be required to purchase the Units tendered hereby.

     A promissory note (the "Note") for the value of the purchased Units will be held by UMB Fund Services, Inc. ("UMBFS") on behalf of the undersigned. Upon written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund. The initial payment of the purchase amount for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned in this Letter of Transmittal.

     The Note will also reflect the "Post-Audit Payment" portion of the purchase amount, if any, as described in Section 7 of the Offer. Any Post-Audit Payment of cash due pursuant to the Note will also be made by wire transfer of the funds to the undersigned's account as provided herein. The undersigned recognizes that the amount of the initial payment of the purchase amount for Units will be based on the unaudited net asset value of the Fund as of March 31, 2009, subject to an extension of the Offer as described in Section 8 of the Offer. The Post-Audit Payment will be payable promptly after the completion of the Fund's next annual audit. It is anticipated that the annual audit of the Fund's financial statements will be completed no later than 60 days after the fiscal year-end of the Fund.

     All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in
Section 6 of the Offer, this tender is irrevocable.

     PLEASE FAX OR MAIL (VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED) TO:
HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P., C/O UMB FUND SERVICES, INC. at P.O. BOX 1623, MILWAUKEE, WISCONSIN 53201-1623, ATTENTION: TENDER OFFER ADMINISTRATOR (if by fax, please deliver an original, executed copy promptly thereafter). FOR ADDITIONAL INFORMATION: PHONE: (800) 504-9070 OR FAX: (816) 860-3138.


                        Letter of Transmittal Page 2 of 4

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              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

PART 1.   NAME:

          Name of Partner: _________________________________

          Account Number: __________________________________

          Telephone Number: ________________________________

PART 2.   AMOUNT OF LIMITED PARTNERSHIP UNITS BEING TENDERED:

          [ ] A portion of the undersigned's limited partnership units expressed as a specific dollar value.

          $_______________

          [ ]  The undersigned's entire limited partnership account.

          The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's remaining Units to have a net asset value of less than $100,000, the General Partner of the Fund may reduce the amount to be repurchased from the undersigned so that the required minimum account balance is maintained or repurchase the remainder of the undersigned's Units in the Fund.

PART 3.   PAYMENT:

          CASH PAYMENT

          Cash payments will be wire transferred to the account you specify below:

                         ________________________________
                                   Name of Bank

                         ________________________________
                                 Address of Bank

                         ________________________________
                                    ABA Number

                         ________________________________
                                  Account Number

                         ________________________________
                         Name Under Which Account Is Held


                        Letter of Transmittal Page 3 of 4

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              HATTERAS MULTI-STRATEGY TEI INSTITUTIONAL FUND, L.P.

PROMISSORY NOTE

The Note reflecting both the initial payment and the Post-Audit Payment portion of the purchase amount, as applicable, will be held by UMB Fund Services, Inc. on the undersigned's behalf. Upon a written request by the undersigned to UMBFS, UMBFS will mail the Note to the undersigned at the address of the undersigned as maintained in the books and records of the Fund.

PART 4.   SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:


-------------------------------------   ----------------------------------------
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


-------------------------------------   ----------------------------------------
Print Name of Joint Tenant              Co-signatory if necessary (SIGNATURE OF
                                        OWNER(S) EXACTLY AS APPEARED ON
                                        SUBSCRIPTION AGREEMENT)

                                        ----------------------------------------
                                        Print Name and Title of Co-signatory

Date:
      -------------------


                        Letter of Transmittal Page 4 of 4

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                      TO CANCEL TENDER PREVIOUSLY SUBMITTED

         ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS
                  YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.